Exhibit 99.1

Mattersight Announces Fourth Quarter 2016 Results

Chicago, IL – (Marketwired – February 8, 2017) – Mattersight Corporation (NASDAQ: MATR), the pioneer in personality-based software applications, today announced financial results for the fourth quarter and year ended December 31, 2016.

“Mattersight’s fourth quarter was marked by 20% sequential growth in revenues, thanks to deployment of backlogged revenue,” said Mattersight CEO Kelly Conway.  “We are extremely pleased with the progress we’ve made during the last half of the year and are heading into 2017 with what we feel is a great deal of momentum.”

Fourth Quarter 2016 Financial Highlights

•	Bookings: Annual Contract Value (ACV) bookings were $6.4 million.
•	Total Revenue: Total revenue was $12.6 million.
•	Subscription Revenue: Total subscription revenue was $11.4 million.
•	Backlog: ACV in deployment was $12.6 million at the end of the quarter.
•	Gross Margin: Gross margin was 69%.

Non-GAAP Financial Measures

Mattersight's net loss was $3.1 million in the fourth quarter of 2016. The Company realized positive "Adjusted EBITDA1" of $0.5 million for the fourth quarter of 2016. Adjusted EBITDA is a non-GAAP measure. For a reconciliation of net loss to Adjusted EBITDA, see the accompanying schedule.

Conference Call Information

Mattersight management will host a conference call at 5:00 p.m. ET on Wednesday, February 8, 2017. The conference call and slide presentation will be available at the Investor Relations section of Mattersight's website at http://www.mattersight.com/about-us/investor-relations. To listen to the conference call via telephone, please call 800.952.4789 (domestic) or 404.665.9579 (international), conference ID: 89270006.

For those who cannot access the live broadcast, a replay of the conference call will be available beginning approximately two hours after the live call is completed until March 8, 2017, by dialing 855.859.2056 (domestic) or 404.537.3406 (international), conference ID: 89270006.

Safe Harbor for Forward-Looking Statements

Statements in this press release that are not historical facts are “forward-looking statements” that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements, which may be identified by use of words such as “plan,” “may,” “might,” “believe,” “expect,” “intend,” “could,” “would,” “should,” and other words and terms of similar meaning, involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  In addition to other factors and matters contained or incorporated in this document, important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements include, among other things, the risks detailed from time to time in Mattersight’s SEC filings.  You can locate these filings on the Investor Relations page of Mattersight’s website, www.mattersight.com.  Statements included or incorporated by reference into this press release are based upon information known to Mattersight as of the date of this press release, and the company assumes no obligation to publicly revise or update any forward-looking statement for any reason. In light of Regulation FD, it is our policy not to comment on earnings, financial guidance or operations other than through press releases, publicly announced conference calls, or other means that will constitute public disclosure for purposes of Regulation FD.  Mattersight uses its website at www.mattersight.com as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Mattersight

Mattersight's mission is to help brands have more effective and effortless conversations with their customers. Using a suite of innovative personality-based software applications, Mattersight can analyze and predict customer behavior based on the language exchanged during service and sales interactions. This insight can then facilitate real-time connections between customers and the agents best capable of handling their needs. Mattersight's stack of patented SaaS applications has influenced hundreds of millions of shorter, more satisfying customer interactions. Organizations across the Financial Services, Healthcare, Technology and Telco industries rely on Mattersight to drive customer retention, employee engagement and operating efficiency. An independent research study documents the average return on investment for these organizations over a 3-year period is 344%. To learn more about how Mattersight can help your company, please visit www.mattersight.com.

1 Mattersight presents Adjusted EBITDA, a non-GAAP measure that represents cash earnings performance, excluding the impact of non-cash expenses and expense reduction activities, because management believes that Adjusted EBITDA provides investors with a better understanding of the results of Mattersight's operations. Management believes that Adjusted EBITDA reflects Mattersight's resources available to invest in its business and strengthen its balance sheet. In addition, expense reduction activities can vary significantly between periods on the basis of factors that management does not believe reflect current-period operating performance. Although similar adjustments for expense reduction activities may be recorded in future periods, the size and frequency of these adjustments cannot be predicted. The Adjusted EBITDA measure should be considered in addition to, not as a substitute for or superior to other measures of financial performance prepared in accordance with GAAP.

Contact

David Mullen

Chief Financial Officer

312.954.7380

dave.mullen@mattersight.com

MATTERSIGHT CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except per share data)

	For the Three Months Ended		For the Twelve Months Ended
	Dec. 31, 2016	Dec. 31, 2015	Dec. 31, 2016	Dec. 31, 2015
Revenue:
Subscription revenue	$11,423	$9,572	$38,720	$36,091
Other revenue	1,136	800	3,377	3,821
Total revenue	12,559	10,372	42,097	39,912
Operating expenses:
Cost of subscription revenue	2,525	2,219	10,365	8,072
Cost of other revenue	1,379	674	3,423	2,604
Total cost of revenue, exclusive of depreciation and amortization	3,904	2,893	13,788	10,676
Research and development	2,914	3,706	12,502	13,891
Sales and marketing	3,397	3,738	16,848	13,754
General and administrative	2,877	2,894	11,827	11,705
Depreciation and amortization	1,650	1,335	5,946	4,942
Total operating expenses	14,742	14,566	60,911	54,968
Operating loss	(2,183)	(4,194)	(18,814)	(15,056)
Non-operating income (expense):
Interest and other borrowing costs	(1,027)	(166)	(2,319)	(600)
Change in fair value of warrant liability	109	—	167	3
Other non-operating income	6	6	39	10
Total non-operating income (expense)	(912)	(160)	(2,113)	(587)
Loss before income taxes	(3,095)	(4,354)	(20,927)	(15,643)
Income tax provision	(24)	(7)	(50)	(38)
Net loss	(3,119)	(4,361)	(20,977)	(15,681)
Dividends related to 7% Series B convertible preferred stock	(146)	(147)	(586)	(588)
Net loss available to common stock holders	$(3,265)	$(4,508)	$(21,563)	$(16,269)
Per share of common stock:
Basic net loss available to common stock holders	$(0.13)	$(0.18)	$(0.86)	$(0.70)
Diluted net loss available to common stock holders	$(0.13)	$(0.18)	$(0.86)	$(0.70)
Shares used to calculate basic net loss per share	25,366	24,963	25,209	23,264
Shares used to calculate diluted net loss per share	25,366	24,963	25,209	23,264
Stock-based compensation expense is included in individual line items above:
Total cost of revenue	$72	$68	$371	$255
Research and development	271	262	1,134	1,075
Sales and marketing	282	218	1,697	1,330
General and administrative	404	596	2,122	2,742

MATTERSIGHT CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share and per share data)

	December 31, 2016	December 31, 2015
ASSETS
Current Assets:
Cash and cash equivalents	$12,538	$15,407
Receivables net of allowances of $311 and $24, respectively	8,508	4,863
Prepaid expenses	4,440	4,582
Other current assets	296	235
Total current assets	25,782	25,087
Equipment and leasehold improvements, net of accumulated depreciation and amortization of $19,748 and $14,805, respectively	9,576	8,523
Goodwill	972	972
Intangible assets, net of amortization of $3,820 and $3,351, respectively	3,201	3,353
Other long-term assets (includes $4,210 in restricted cash at December 31, 2016)	6,033	2,467
Total assets	$45,564	$40,402
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$738	$—
Accounts payable	1,835	1,223
Accrued compensation and related costs	2,302	2,761
Unearned revenue	4,911	6,378
Capital leases	1,982	1,819
Other current liabilities	3,374	1,796
Total current liabilities	15,142	13,977
Long-term debt	20,839	—
Long-term unearned revenue	757	1,597
Long-term capital leases	1,602	1,614
Other long-term liabilities	5,945	5,689
Total liabilities	44,285	22,877
7% Series B convertible preferred stock, $0.01 par value; 5,000,000 shares authorized and designated; 1,637,948 and 1,644,768 shares issued and outstanding at December 31, 2016 and December 31, 2015, respectively, with a liquidation preference of $10,985 and $10,443 at December 31, 2016 and December 31, 2015, respectively	8,354	8,388
Stockholders’ Equity:
Preferred stock, $0.01 par value; 35,000,000 shares authorized; none issued	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized; 27,511,361 and 27,636,853 shares issued at December 31, 2016 and December 31, 2015, respectively; and 26,622,706 and 25,849,876 shares outstanding at December 31, 2016 and December 31, 2015, respectively	275	276
Additional paid-in capital	264,214	264,212
Accumulated deficit	(263,062)	(242,085)
Treasury stock, at cost, 888,655 and 1,786,977 shares at December 31, 2016 and December 31, 2015, respectively	(4,455)	(9,239)
Accumulated other comprehensive loss	(4,047)	(4,027)
Total stockholders’ (deficit) equity	(7,075)	9,137
Total liabilities and stockholders’ equity	$45,564	$40,402

MATTERSIGHT CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in thousands)

	For the Twelve Months Ended
	Dec. 31,	Dec. 31,
	2016	2015
Cash Flows from Operating Activities:
Net loss	$(20,977)	$(15,681)
Adjustments to reconcile net loss to net cash used in operating activities:
Discount accretion and other debt-related costs	436	—
Depreciation and amortization	5,946	4,942
Stock-based compensation	5,324	5,402
Provision for uncollectible amounts	287	—
Change in fair value of warrant liability	(167)	(3)
Changes in assets and liabilities:
Receivables	(3,932)	(1,403)
Prepaid expenses	71	(623)
Other current assets	(62)	(118)
Other long-term assets	(3,615)	1,028
Accounts payable	375	(29)
Accrued compensation and related costs	(459)	520
Unearned revenue	(2,307)	(2,416)
Other current liabilities	722	(1,675)
Other long-term liabilities	582	3,667
Total adjustments	3,201	9,292
Net cash used in operating activities	(17,776)	(6,389)
Cash Flows from Investing Activities:
Capital expenditures	(3,714)	(4,917)
Investment in intangible assets	(349)	(171)
Net cash used in investing activities	(4,063)	(5,088)
Cash Flows from Financing Activities:
Proceeds from term loan and other borrowings	28,880	—
Repayments of term loan and other borrowings	(6,945)	(750)
Proceeds from line of credit	16,246	15,000
Repayments of line of credit	(16,246)	(15,000)
Fees paid for issuance of term loan	(724)	—
Proceeds from issuance of common stock, net	—	15,942
Principal payments on capital lease obligations	(2,296)	(2,116)
Cash paid to satisfy tax withholding upon employee vesting	(440)	(874)
7% Series B convertible preferred stock dividend	(10)	—
Proceeds from exercise of stock options	236	241
Proceeds from employee stock purchase plan	289	212
Net cash provided by financing activities	18,990	12,655
Effect of exchange rate changes on cash and cash equivalents	(20)	(9)
(Decrease) increase in cash and cash equivalents	(2,869)	1,169
Cash and cash equivalents, beginning of period	15,407	14,238
Cash and cash equivalents, end of period	$12,538	$15,407
Non-Cash Investing and Financing Activities:
Capital lease obligations incurred	$2,447	$2,737
Capital equipment purchased on credit	2,447	2,737
Financing of intellectual property purchased, at fair value	—	1,958
Issuance of warrant, at fair value	924	—
Supplemental Disclosures of Cash Flow Information:
Interest paid	$1,343	$314

MATTERSIGHT CORPORATION

CALCULATION OF ADJUSTED EBITDA

(Unaudited and in thousands)

	For the Three Months		For the Twelve Months
	Ended		Ended
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2016	2015	2016	2015
GAAP — Net loss	$(3,119)	$(4,361)	$(20,977)	$(15,681)
Depreciation and amortization	1,650	1,335	5,946	4,942
Interest and other borrowing costs	1,027	166	2,319	600
Interest income	(6)	(6)	(39)	(10)
Income tax provision	24	7	50	38
EBITDA	(424)	(2,859)	(12,701)	(10,111)
Stock-based compensation	1,029	1,144	5,324	5,402
Change in fair value of warrant liability	(109)	—	(167)	(3)
Adjusted EBITDA	$496	$(1,715)	$(7,544)	$(4,712)